                                                                       EXHIBIT 4

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                                  ALLETE, Inc.
                    (formerly Minnesota Power & Light Company
                       and formerly Minnesota Power, Inc.)


                                       TO

                              THE BANK OF NEW YORK
                         (formerly Irving Trust Company)


                                       AND

                               DOUGLAS J. MACINNES
                  (successor to Richard H. West, J. A. Austin,
          E. J. McCabe, D. W. May, J. A. Vaughan and W. T. Cunningham)


                                As Trustees under ALLETE, Inc.'s
                                Mortgage and Deed of Trust dated as of
                                September 1, 1945

                     ---------------------------------------


                      Twenty-fourth Supplemental Indenture

                        Providing among other things for

              First Mortgage Bonds, 5.28% Series due August 1, 2020

                               (Thirtieth Series)



                            DATED AS OF MARCH 1, 2005


--------------------------------------------------------------------------------

                      TWENTY-FOURTH SUPPLEMENTAL INDENTURE

         THIS INDENTURE, dated as of March 1, 2005, by and between ALLETE, INC. (formerly Minnesota Power & Light Company and formerly Minnesota Power, Inc.), a corporation of the State of Minnesota, whose post office address is 30 West Superior Street, Duluth, Minnesota 55802 (hereinafter sometimes called the "Company"), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose post office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the "Corporate Trustee"), and DOUGLAS J. MACINNES (successor to Richard H. West, J. A. Austin,
E. J. McCabe, D. W. May, J. A. Vaughan and W. T. Cunningham), whose post office address is 1784 W. McGalliard Avenue, Hamilton, New Jersey 08610 (said Douglas
J. MacInnes being hereinafter sometimes called the "Co-Trustee" and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of September 1, 1945, between the Company and Irving Trust Company and Richard H. West, as Trustees, securing bonds issued and to be issued as provided therein (hereinafter sometimes called the "Mortgage"), reference to which mortgage is hereby made, this indenture (hereinafter sometimes called the "Twenty-fourth Supplemental Indenture") being supplemental thereto:

         WHEREAS, the Mortgage was filed and recorded in various official records in the State of Minnesota; and

         WHEREAS, an instrument, dated as of October 16, 1957, was executed and delivered under which J. A. Austin succeeded Richard H. West as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

         WHEREAS, an instrument, dated as of April 4, 1967, was executed and delivered under which E. J. McCabe in turn succeeded J. A. Austin as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

         WHEREAS, under the Sixth Supplemental Indenture, dated as of August 1, 1975, to which reference is hereinafter made, D. W. May in turn succeeded E. J. McCabe as Co-Trustee under the Mortgage; and

         WHEREAS, an instrument, dated as of June 25, 1984, was executed and delivered under which J. A. Vaughan in turn succeeded D. W. May as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

         WHEREAS, an instrument, dated as of July 27, 1988, was executed and delivered under which W. T. Cunningham in turn succeeded J. A. Vaughan as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

         WHEREAS, on May 12, 1998, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Minnesota changing its name from Minnesota Power & Light Company to Minnesota Power, Inc. effective May 27, 1998; and

         WHEREAS, an instrument, dated as of April 15, 1999, was executed and delivered under which Douglas J. MacInnes in turn succeeded W. T. Cunningham as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

         WHEREAS, on May 8, 2001, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Minnesota changing its name from Minnesota Power, Inc. to ALLETE, Inc.; and

         WHEREAS, by the Mortgage the Company covenanted, among other things, that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

         WHEREAS, for said purposes, among others, the Company executed and delivered the following indentures supplemental to the Mortgage:

         DESIGNATION                                         DATED AS OF
         -----------                                         -----------
First Supplemental Indenture.............................    March 1, 1949
Second Supplemental Indenture............................    July 1, 1951
Third Supplemental Indenture.............................    March 1, 1957
Fourth Supplemental Indenture............................    January 1, 1968
Fifth Supplemental Indenture.............................    April 1, 1971
Sixth Supplemental Indenture.............................    August 1, 1975
Seventh Supplemental Indenture...........................    September 1, 1976
Eighth Supplemental Indenture............................    September 1, 1977
Ninth Supplemental Indenture.............................    April 1, 1978
Tenth Supplemental Indenture.............................    August 1, 1978
Eleventh Supplemental Indenture..........................    December 1, 1982
Twelfth Supplemental Indenture...........................    April 1, 1987
Thirteenth Supplemental Indenture........................    March 1, 1992
Fourteenth Supplemental Indenture........................    June 1, 1992
Fifteenth Supplemental Indenture.........................    July 1, 1992
Sixteenth Supplemental Indenture.........................    July 1, 1992
Seventeenth Supplemental Indenture.......................    February 1, 1993
Eighteenth Supplemental Indenture........................    July 1, 1993
Nineteenth Supplemental Indenture........................    February 1, 1997
Twentieth Supplemental Indenture.........................    November 1, 1997
Twenty-first Supplemental Indenture......................    October 1, 2000
Twenty-second Supplemental Indenture.....................    July 1, 2003
Twenty-third Supplemental Indenture......................    August 1, 2004


which supplemental indentures were filed and recorded in various official records in the State of Minnesota; and

         WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as heretofore supplemented, the following series of First Mortgage Bonds:

                                                     PRINCIPAL      PRINCIPAL
                                                      AMOUNT         AMOUNT
SERIES                                                ISSUED       OUTSTANDING
------                                               ---------     -----------

3-1/8% Series due 1975...........................   $26,000,000       None
3-1/8% Series due 1979...........................     4,000,000       None
3-5/8% Series due 1981...........................    10,000,000       None
4-3/4% Series due 1987...........................    12,000,000       None
6-1/2% Series due 1998...........................    18,000,000       None
8-1/8% Series due 2001...........................    23,000,000       None
10-1/2% Series due 2005..........................    35,000,000       None
8.70% Series due 2006............................    35,000,000       None
8.35% Series due 2007............................    50,000,000       None
9-1/4% Series due 2008...........................    50,000,000       None
Pollution Control Series A.......................   111,000,000       None
Industrial Development Series A..................     2,500,000       None
Industrial Development Series B..................     1,800,000       None
Industrial Development Series C..................     1,150,000       None
Pollution Control Series B.......................    13,500,000       None
Pollution Control Series C.......................     2,000,000       None
Pollution Control Series D.......................     3,600,000       None
7-3/4% Series due 1994...........................    55,000,000       None
7-3/8% Series due March 1, 1997..................    60,000,000       None
7-3/4% Series due June 1, 2007...................    55,000,000       None
7-1/2% Series due August 1, 2007.................    35,000,000   $35,000,000
Pollution Control Series E.......................   111,000,000       None
7% Series due March 1, 2008......................    50,000,000    50,000,000
6-1/4% Series due July 1, 2003...................    25,000,000       None
7% Series due February 15, 2007..................    60,000,000    60,000,000
6.68% Series due November 15, 2007...............    20,000,000    20,000,000
Floating Rate Series due October 20, 2003........   250,000,000       None
Collateral Series A..............................   255,000,000       None
Pollution Control Series F.......................   111,000,000    111,000,000


which bonds are also hereinafter sometimes called bonds of the First through Twenty-ninth Series, respectively; and

         WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

         WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may (to the extent permitted by law) be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds (other than said First Series) by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

         WHEREAS, the Company now desires to create a new series of bonds and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

         WHEREAS, the execution and delivery by the Company of this Twenty-fourth Supplemental Indenture, and the terms of the bonds of the Thirtieth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, as heretofore supplemented, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances) unto THE BANK OF NEW YORK and DOUGLAS J. MACINNES, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature acquired by the Company after the date of the execution and delivery of the Mortgage, as heretofore supplemented (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of subsection (I) of

Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Twenty-fourth Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

         TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

         IT IS HEREBY AGREED by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage, all the property, rights, and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage and as fully embraced within the lien hereof and the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby.

         PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Twenty-fourth Supplemental Indenture and from the lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, rolling stock, trolley coaches, buses, motor coaches, automobiles and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same; all timber, minerals, mineral rights and royalties; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (6) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the lien and operation of this Twenty-fourth Supplemental Indenture and from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

         TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees and their successors and assigns forever.

         IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Twenty-fourth Supplemental Indenture being supplemental thereto.

         AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors in the trust in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees by the Mortgage as a part of the property therein stated to be conveyed.

         The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage as follows:

                                    ARTICLE I
                            THIRTIETH SERIES OF BONDS


         SECTION 1. There shall be a series of bonds designated "5.28% Series due August 1, 2020" (herein sometimes referred to as the "Thirtieth Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Thirtieth Series shall be dated as in Section 10 of the Mortgage provided, mature on August 1, 2020, be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof) and bear interest from August 1, 2005 at the rate of 5.28% per annum, payable semi-annually on February 1 and August 1 of each year, commencing February 1, 2006, the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

         (I) OPTIONAL PREPAYMENT. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the bonds of the Thirtieth Series at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the Settlement Date specified by the Company in such notice with respect to such principal amount. The Company will give each registered owner of Bonds of the Thirtieth Series written notice (by first class mail or such other method as may be agreed upon by the Company and such registered owner) of each optional prepayment under this subsection (I) mailed or otherwise given not less than 30 days and not more than 60 days prior to the date fixed for such prepayment, to each such registered owner at his, her or its last address appearing on the registry books. Each such notice shall specify the Settlement Date (which shall be a Business Day), the aggregate principal amount of the bonds of the Thirtieth Series to be prepaid on such date, the principal amount of each bond held by such registered owner to be prepaid (determined in accordance with subsection (II) of this section), and the interest to be paid on the Settlement Date with respect to such principal amount being prepaid, and shall be accompanied by a certificate signed by a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such Settlement Date, the Company shall send to each registered owner of bonds of the Thirtieth Series (by first class mail or by such other method as may be agreed upon by the Company and such registered owner) a certificate signed by a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified Settlement Date. As promptly as practicable after the giving of the notice and the sending of the certificates provided in this subsection, the Company shall provide a copy of each to the Corporate Trustee. The Trustees shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the information set forth in any such notice or certificate. The bonds of the Thirtieth Series are not otherwise subject to voluntary or optional prepayment.
         (II) ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the bonds of the Thirtieth Series, the principal amount of the Bonds of the Thirtieth Series to be prepaid shall be allocated by the Company among all of the Bonds of the Thirtieth Series at the time outstanding in proportion, as nearly as practicable, to the
respective  unpaid  principal   amounts  thereof  not  theretofore   called  for
prepayment.

         (III) MATURITY; SURRENDER, ETC. In the case of each notice of prepayment of bonds of the Thirtieth Series pursuant to this section, if cash sufficient to pay the principal amount to be prepaid on the Settlement Date (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any, is not paid as agreed upon by the Company and each registered owner of the affected bonds, or, to the extent that there is no such agreement entered into with one or more such owners, deposited with the Corporate Trustee on or before the Settlement Date, then such notice of prepayment shall be of no effect. If such cash is so paid or deposited, such principal amount of the bonds of the Thirtieth Series shall be deemed paid for all purposes and interest on such principal amount shall cease to accrue. In case the Company pays any registered owner pursuant to an agreement with that registered owner, the Company shall notify the Corporate Trustee as promptly as practicable of such agreement and payment, and shall furnish the Corporate Trustee with a copy of such agreement; in case the Company deposits any cash with the Corporate Trustee, the Company shall provide therewith a list of the registered owners and the amount of such cash each registered owner is to receive. The Trustees shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the information set forth in any such notice, list or agreement, and shall not be chargeable with knowledge of any of the contents of any such agreement. Any bond prepaid in full shall be surrendered to the Company or the Corporate Trustee for cancellation on or before the Settlement Date or, with respect to cash deposited with the Corporate Trustee, before payment of such cash by the Corporate Trustee; any bond prepaid in part shall be surrendered to the Company or the Corporate Trustee on or before the Settlement Date (unless otherwise agreed between the Company and the registered owner) or, with respect to cash deposited with Corporate Trustee before payment of such cash by the Corporate Trustee, for a substitute bond in the principal amount remaining unpaid.

         (IV) MAKE-WHOLE AMOUNT.

         "Make-Whole Amount" means, with respect to any bond of the Thirtieth Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such bond of the Thirtieth Series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

         "Called Principal" means, with respect to any bond of the Thirtieth Series, the principal of such bond that is to be prepaid pursuant to subsection
(I) of this section.

         "Discounted Value" means, with respect to the Called Principal of any bond of the Thirtieth Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such

Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the bonds of the Thirtieth Series is payable) equal to the Reinvestment Yield with respect to such Called Principal.

         "Reinvestment Yield" means, with respect to the Called Principal of any bond of the Thirtieth Series, 0.5% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" (or such other display as may replace Page PX1 on Bloomberg Financial Markets ("Bloomberg") or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release
H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable bond of the Thirtieth Series.

         "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "Remaining  Scheduled  Payments"  means,  with  respect  to the  Called
Principal of any Bond of the Thirtieth Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Bonds of the Thirtieth Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to subsection (I) of this section.

         "Settlement Date" means, with respect to the Called Principal of any Bond of the Thirtieth Series, the date on which such Called Principal is to be prepaid pursuant to subsection (I) of this section.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         (V) DIVIDEND COVENANT. If any series of bonds under the Mortgage has the benefit of the dividend covenant in Section 39(III) of the Mortgage, then, so long as such series of bonds remains outstanding and such dividend covenant remains in effect, the bonds of the Thirtieth Series shall have the benefit of such dividend covenant; provided however that no consent or vote of the holders of the bonds of the Thirtieth Series shall be required to modify or eliminate such dividend covenant to the extent, if any, that such dividend covenant may be modified or eliminated at the request of the Company with the vote or consent of the holders of the required aggregate principal amount of any series of outstanding bonds whose consent is required by the Mortgage for such modification or elimination and the Company has obtained any such required vote or consent.

         (VI) At the option of the registered owner, any bonds of the Thirtieth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, together with a written instrument of transfer wherever required by the Company duly executed by the registered owner or by his duly authorized attorney, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

         Bonds of the Thirtieth Series shall be transferable (subject to the provisions of Section 12 of the Mortgage) at the office or agency of the Company in the Borough of Manhattan, The City of New York. The Company shall not be required to make transfers or exchanges of bonds of the Thirtieth Series for a period of ten (10) days next preceding any designation of bonds of said series to be prepaid, and the Company shall not be required to make transfers or exchanges of any bonds of said series designated in whole or in part for prepayment.

         Upon any exchange or transfer of bonds of the Thirtieth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Thirtieth Series.

         After the delivery of this Twenty-fourth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and receipt of consideration therefor by the Company, there shall be an initial issue of bonds of the Thirtieth Series for the aggregate principal amount of $35,000,000.


                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS


         SECTION 2. Section 126 of the Mortgage, as heretofore amended, is hereby further amended by adding the words "and August 1, 2020," after the words "and July 1, 2022."

         SECTION 3. Subject to the amendments provided for in this Twenty-fourth Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Twenty-fourth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

         SECTION 4. The holders of bonds of the Thirtieth Series consent that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of bonds of the Thirtieth Series entitled to consent to any amendment, supplement or waiver. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         SECTION 5. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

         The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this Twenty-fourth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Twenty-fourth Supplemental Indenture.

         SECTION 6. Whenever in this Twenty-fourth Supplemental Indenture any party hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore supplemented, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Twenty-fourth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such party whether so expressed or not.

         SECTION 7. Nothing in this Twenty-fourth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Twenty-fourth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Twenty-fourth Supplemental Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

         SECTION 8. This Twenty-fourth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         SECTION 9. The Company, the mortgagor named herein, by its execution hereof acknowledges receipt of a full, true and complete copy of this Twenty-fourth Supplemental Indenture.

IN WITNESS WHEREOF, ALLETE, Inc. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, all in the City of Duluth, Minnesota, and The Bank of New York has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Treasurers, one of its Vice Presidents or one of its Assistant Vice Presidents, and Douglas J. MacInnes has hereunto set his hand and affixed his seal, all in The City of New York, as of the day and year first above written.

                                      ALLETE, INC.


                                      By     /s/ James K. Vizanko
                                         ---------------------------------------
                                             James K. Vizanko
                                             Senior Vice President and Chief
                                                    Financial Officer
Attest:

/s/ Deborah A. Amberg
---------------------------------
Deborah A. Amberg
Vice President, General Counsel
         and Secretary


Executed, sealed and delivered by
ALLETE, INC. in the presence of:


/s/ Teresa Patterson
--------------------------------

/s/ Dawn LaPointe Garbo
--------------------------------

                                      THE BANK OF NEW YORK,
                                            as Trustee


                                      By     /s/ Ming Ryan
                                        ----------------------------------------
                                             Ming Ryan
                                             Vice President


Attest:

/s/ Geovanni Barris
--------------------------------
Geovanni Barris
Vice President


                                             /s/ Douglas J. MacInnes        L.S.
                                      ------------------------------------------
                                             DOUGLAS J. MACINNES


Executed, sealed and delivered by
THE BANK OF NEW YORK and DOUGLAS J.
MACINNES in the presence of:

/s/ S. Eunice Kim
----------------------------------

/s/ Essie Elcock
----------------------------------

STATE OF MINNESOTA                 )
                                   )  SS.:
COUNTY OF ST. LOUIS                )


         On this 15th day of April, 2005, before me, a Notary Public within and for said County, personally appeared JAMES K. VIZANKO and DEBORAH A. AMBERG, to me personally known, who, being each by me duly sworn, did say that they are respectively the Senior Vice President and Chief Financial Officer and the Vice President, General Counsel and Secretary of ALLETE, INC. of the State of
Minnesota, the corporation named in the foregoing instrument; that the seal affixed to the foregoing instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said JAMES K. VIZANKO and DEBORAH A.
AMBERG acknowledged said instrument to be the free act and deed of said corporation.

         Personally came before me on this 15th day of April, 2005, JAMES K. VIZANKO, to me known to be the Senior Vice President and Chief Financial
Officer, and DEBORAH A. AMBERG, to me known to be the Vice President, General Counsel and Secretary of the above NAMED ALLETE, INC., the corporation described in and which executed the foregoing instrument, and to me personally known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, who, being by me duly sworn did depose and say and acknowledge that they are respectively the Senior Vice President and Chief Financial Officer and the Vice President, General Counsel and Secretary of said corporation; that the seal affixed to said instrument is the corporate seal of said corporation; and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors and stockholders, and said JAMES K. VIZANKO and DEBORAH A. AMBERG then and there acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

         On the 15th day of April, 2005, before me personally came JAMES K. VIZANKO and DEBORAH A. AMBERG, to me known, who, being by me duly sworn, did depose and say that they respectively reside at 1340 Mississippi Avenue, Duluth, Minnesota, and 1923 West Kent Road, Duluth, Minnesota; that they are respectively the Vice President and Chief Financial Officer and the Vice
President, General Counsel and Secretary of ALLETE, INC., one of the corporations described in and which executed the above instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that they signed their names thereto by like order.

         GIVEN under my hand and notarial seal this 15th day of April, 2005.



                                               /s/ Jodi M. Nash
                                      ------------------------------------------

           JODI M. NASH                              JODI M. NASH
     NOTARY PUBLIC - MINNESOTA                  NOTARY PUBLIC - MINNESOTA
My Commission Expires Jan. 31, 2010          My Commission Expires  1/31/2010
                                                                   -----------

STATE OF NEW YORK                  )
                                   )  SS:
COUNTY OF NEW YORK                 )


         On this 19th day of April, 2005, before me, a Notary Public within and for said County, personally appeared MING RYAN and GEOVANNI BARRIS, to me personally known, who, being each by me duly sworn, did say that they are respectively a Vice President and an Vice President of THE BANK OF NEW YORK of the State of New York, the corporation named in the foregoing instrument; that the seal affixed to the foregoing instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said MING RYAN and GEOVANNI BARRIS acknowledged said instrument to be the free act and deed of said corporation.

         Personally came before me on this 19th day of April, 2005, MING RYAN, to me known to be a Vice President, and GEOVANNI BARRIS, to me known to be a Vice President, of the above named THE BANK OF NEW YORK, the corporation described in and which executed the foregoing instrument, and to me personally known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, who, being by me duly sworn did depose and say and acknowledge that they are respectively a Vice President and a Vice President of said corporation; that the seal affixed to said instrument is the corporate seal of said corporation; and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors, and said MING RYAN and GEOVANNI BARRIS then and there acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

         On the 19th day of April, 2005, before me personally came MING RYAN and GEOVANNI BARRIS, to me known, who, being by me duly sworn, did depose and say that they respectively reside at 19 Belaire Court, Roseland, NJ 07068, and 14 Huber Court, Hightstown, NJ 08520; that they are respectively a Vice President and a Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that they signed their names thereto by like order.

         GIVEN under my hand and notarial seal this 19th day of April, 2005.






                                                   /s/ William J. Cassels
                                             -----------------------------------
                                               Notary Public, State of New York



                                                     William J. Cassels
                                              Notary Public, State of New York
                                                      No. 01CA5027729
                                                 Qualified in Bronx County
                                              Commission Expires May 18, 2006

STATE OF NEW YORK                  )
                                   )  SS:
COUNTY OF NEW YORK                 )


         On this 19th day of April, 2005, before me personally  appeared DOUGLAS
J. MACINNES, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

         Personally came before me this 19th day of April, 2005, the above named DOUGLAS J. MACINNES, to me known to be the person who executed the foregoing instrument, and acknowledged the same.

         On the 19th day of April, 2005, before me personally came DOUGLAS J. MACINNES, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

         GIVEN under my hand and notarial seal this 19th day of April, 2005.




                                                   /s/ William J. Cassels
                                             -----------------------------------
                                               Notary Public, State of New York



                                                     William J. Cassels
                                              Notary Public, State of New York
                                                      No. 01CA5027729
                                                 Qualified in Bronx County
                                              Commission Expires May 18, 2006